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                                                                    EXHIBIT  2.8


                    GUARANTEE AGREEMENT (this "Agreement"), dated as of February
               6, 1998, by U S WEST MEDIA GROUP, INC., a Delaware corporation (the "Guarantor"), in favor of each of the parties listed on the
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               signature pages hereof (each a "Guaranteed Party").
                                               ----------------


          WHEREAS, MediaOne of Delaware, Inc., a Delaware corporation ("MediaOne"), and each Guaranteed Party are parties to a Merger and Contribution
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Agreement, dated as of the date hereof (as amended from time to time, the
"Restructuring Agreement"), pursuant to which the Restructuring Transaction (as
------------------------
defined therein) will be consummated by the parties thereto or their respective affiliates;

          WHEREAS, as an inducement to and a condition of each Guaranteed Party entering into the Restructuring Agreement, the Guarantor is entering into this Agreement.

          NOW, THEREFORE, in consideration of the agreements set forth herein and in the Restructuring Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

          SECTION 1.  Definitions.  All capitalized terms used but not defined
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herein shall have the meanings ascribed to such terms in the Restructuring
Agreement.  For purposes of this Agreement, "Obligor" shall mean MediaOne.  For
                                             -------
purposes of this Agreement, "Transaction Documents" shall mean the Restructuring
                             ---------------------
Agreement, the Asset Transfer Agreement to which MediaOne is a party, the Stockholders Agreement and the Registration Rights Agreement.

          SECTION 2.  Guarantee.   (a)  The Guarantor hereby absolutely,
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irrevocably and unconditionally guarantees, as principal and not as surety, (i)
the due and punctual payment of all monetary obligations now or hereafter payable by the Obligor pursuant to any Transaction Document, (ii) the full and complete performance of all covenants, agreements, duties and obligations of the Obligor pursuant to each Transaction Document, as if the Guarantor were party thereto (in place of the Obligor), whether such covenants, agreements, duties or obligations under any such Transaction Document are outstanding on the date hereof or arise or are
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                                                                               2




incurred at any time or times hereafter, and (iii) the accuracy of the representations and warranties made by the Obligor in each Transaction Document (the obligations under clauses (i) through (iii), inclusive, being referred to herein collectively as the "Obligations").
                            -----------

          (b) Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Guarantor be subject to any greater (or lesser) liability hereunder than it would have been subject to under the applicable Transaction Document if the Guarantor were a party thereto in place of the Obligor.

          SECTION 3.  Guarantee Absolute.  (a)  The Guarantor guarantees that
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the Obligations will be duly and punctually paid and fully and completely performed strictly in accordance with the terms of each Transaction Document, regardless of any bankruptcy, insolvency or similar law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto. If for any rea son the Obligor shall fail or be unable duly and punctually to pay or fully and completely to perform, or cause to be duly and punctually paid or fully and completely performed, any Obligation as and when the same shall become due or otherwise required, the Guarantor shall, subject to the terms and conditions of this Agreement, forthwith duly and punctually pay or fully and completely perform, or cause to be duly and punctually paid or fully and completely performed, such Obligation (in the case of performance, as if the Guarantor were the primary obligor). The Guarantor further agrees that this Agreement, to the extent it requires the payment of money, constitutes a guarantee of payment when due and not of collection and is in no way conditioned or contingent upon any attempt to collect from the Obligor. The Guarantor's liability under this Agreement shall be absolute, unconditional, irrevocable and continuing irrespective of:

          (i) any lack of validity or enforceability of any Transaction Document or any other agreement or instrument relating thereto resulting from any action, omission or misrepresentation by the Obligor or the Guarantor or any of their respective affiliates; or

          (ii) any modification, amendment or waiver of or any consent to departure from any Transaction Document or any other agreement or instrument relating thereto.
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          (b)  Nothing herein shall be deemed or construed to limit in any way the Guarantor's right to challenge the substance, nature or extent of any claim hereunder for failure to pay or perform any Obligation, except as may be specifically provided in Section 3(a) and except to the extent that any such claim is based on any defense arising out of or in connection with the insolvency, bankruptcy or other similar disability of the Obligor.

          SECTION 4.  Reinstatement of Guarantee.  (a)  This Agreement shall
                      ---------------------------
continue to be effective or be reinstated, as the case may be, if (i) at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the payee thereof upon the insolvency, bankruptcy, reorganization or similar event of the Obligor, the Guarantor or otherwise, all as though such payment had not been made or (ii) the obligations of the Guarantor under this Agreement are released in consideration of a payment of money or transfer of property by the Obligor or any other Person or entity and such payment, transfer or grant is rescinded or must otherwise be returned by the recipient thereof upon the insolvency, bankruptcy, reorganization or similar event of the Obligor, the Guarantor, such other Person or entity or otherwise, all as though such payment, transfer or grant had not been made.

          (b) If a claim is made upon any Person at any time for disgorgement, repayment or recovery of any amount or amounts or other consideration or value received from any source whatsoever in payment, performance, satisfaction or discharge of, or otherwise on account of, any of the Obligations, and if such Person repays any such amounts, value or consideration or otherwise becomes liable for all or any part of such claim by reason of (i) any judgment, decree or order, in any insolvency, bankruptcy, reorganization or similar proceeding involving the Obligor, the Guarantor, any of their respective affiliates or any other such source, of any foreign, United States Federal, state, local or other governmental authority or regulatory body having competent jurisdiction, (ii) any settlement or compromise of any such claim (provided, if such claim does not
                                                --------
arise in the context of insolvency or bankruptcy, that any such settlement or compromise is made with the consent of the Guarantor) or (iii) the bankruptcy, insolvency or reorganization of the Guarantor or Obligor or any endorser, guarantor, surety or other obligor in respect of any of the Obligations, the Guarantor shall be and remain liable hereunder for the amount, value or consideration so repaid, or for which such Person otherwise is liable, to the same extent as if such amount, value or consideration never had
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been received by such Person, all notwithstanding any termination hereof or the cancellation of any agreement, instrument or document evidencing any of the Obligations. By virtue of this Agreement, the Guarantor hereby expressly assumes any and all risks of a bankruptcy, insolvency or reorganization with respect to the Guarantor or Obligor. Notwithstanding any other provision of this Agreement or anything to the contrary contained in any Transaction Document, the Guarantor's obligations under this Agreement shall be continuing obligations and shall survive the termination of this Agreement or any of the Obligations except only to the extent that any of such Obligations are fully, effectively and irrevocably paid, performed, satisfied or discharged.

          SECTION 5.  Release/Waiver.  (a)  The Guarantor hereby agrees that it
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shall not be released from any of its obligations under this Agreement by any act, thing or circumstance whatsoever which might, but for this provision, be deemed a legal or equitable discharge, release or defense of a guarantor or surety.

          (b) Without limiting the generality of paragraph (a) above, the Guarantor hereby unconditionally waives any and all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, including promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that any Guaranteed Party proceed or make a demand first against the Obligor or otherwise exhaust any right, power or remedy under any Transaction Document before requesting payment or performance by the Guarantor hereunder or that any Guaranteed Party protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any other right to take any action against the Obligor or any collateral.

          SECTION 6.  Subrogation.  The Guarantor will not exercise any rights
                      -----------
which it may acquire by the way of subrogation under this Agreement, by any payment made hereunder or otherwise, until all of the Obligations outstanding on the date such subrogation is sought shall have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Obligations outstanding on the date such subrogation is sought shall not have been paid in full, such amount shall be held in trust for the benefit of each Guaranteed Party and shall forthwith be paid to the
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applicable Guaranteed Party or Guaranteed Parties to be credited and applied to such outstanding Obligations.

          SECTION 7.  Representations and Warranties of Guarantor.  The
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Guarantor hereby represents and warrants to each Guaranteed Party as follows:

          (a)  Due Organization.  The Guarantor (i) is a corporation duly
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     organized, validly existing and in good standing under the laws of the
     State of Delaware and (ii) has the corporate power and authority to enter into and perform its obligations under this Agreement. The Guarantor is duly licensed or qualified to do business and is in good standing in each jurisdiction in which it transacts business, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a material adverse effect on its business or financial condition or materially impair its ability to perform its obligations hereunder.

          (b)  Authority to Execute and Perform Guarantee. The Guarantor has the
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     full right, power, authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered by the Guarantor and, assuming the due execution and delivery by the Guaranteed Parties, constitutes the valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization or moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

          (c)  No Consents.  No approval or consent of any foreign, Federal,
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     state, county, local or other governmental or regulatory body or of any other Person is required in connection with the execution and delivery by the Guarantor of this Agreement and the consummation and performance by such party of the transactions contemplated hereby.

          (d)  No Conflicts.  The execution and delivery of this Agreement, the
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     consummation of the transactions contemplated hereunder and the performance by the Guarantor of this Agreement in accordance with its
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     terms and conditions will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under, (i) the corporate charter of the Guarantor; (ii) any instrument, contract or other agreement to which the Guarantor is a party or by or to which it or its assets or properties are bound or subject; or (iii) any statute or any regulation, order, judgment or decree of any court or governmental or regulatory body, which conflict, breach, violation or default could reasonably be expected to impair materially the Guarantor's ability to perform its obligations under this Agreement or to have a material adverse effect on the business or financial condition of the Guarantor.

          (e)  Litigation.  (i)  There are no actions, suits, proceedings or
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     investigations pending or, to the Guarantor's knowledge, threatened against or affecting the Guarantor or its properties, assets or businesses in any court or before or by any governmental department, board, agency or instrumentality or arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit or proceeding, which if adversely determined could) reasonably be expected to impair materially the Guarantor's ability to perform its obligations under this Agreement.

          SECTION 8.  Place and Mode of Payment, etc. (a)  Each payment payable
                      -------------------------------
by the Guarantor hereunder shall be made to the applicable Guaranteed Party in immediately available and freely transferable funds in U.S. dollars on the due date of such payment. Each Guaranteed Party agrees to specify in writing to the Guarantor, at least three days prior to any payment, the account to be paid.

          (b) Anything in this Agreement to the contrary notwithstanding, if any sum would, but for the provisions of this paragraph (b), become due and payable hereunder on a day which is not a Business Day (as defined below), then such sum shall become due and payable hereunder on the Business Day next succeeding the day on which such sum would otherwise have become due and payable hereunder, and interest hereunder shall be adjusted accordingly. "Business Day"
                                                                   ------------
shall mean any day on which commercial banks are open for business in New York City.

          SECTION 9.  Further Assurances, etc.  The Guarantor will, at any time
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and from time to time upon the
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written request of any Guaranteed Party, and at the expense of the Guarantor, execute and deliver, or cause to be executed and delivered, any and all such further assurances and other agreements and instruments and take or cause to be taken such other action as may be reasonably requested by such Guaranteed Party in order to give full effect to this Agreement and to maintain and reserve all of the rights, remedies, powers and privileges of each Guaranteed Party hereunder.

          SECTION 10.   Notices.  Any notice, consent or other communication
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required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail or by Federal Express or similar courier service, postage prepaid, and shall be deemed given when so received if delivered personally or by telecopy, or if mailed, seven (7) calendar days after the date of mailing (three (3) calendar days in the case of express mail or Federal Express or similar courier service), as follows:

     (i) If to any Guaranteed Party, to the address specified for it in the Restructuring Agreement; and

     (ii) If to the Guarantor, to:

          US WEST Media Group, Inc.
          9785 Maroon Circle, Suite 420
          Englewood, CO 80111
          Attention of President
          Facsimile: (303) 754-5452

          SECTION 11.  Amendments.  No amendment or modification of any
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provision of this Agreement shall be effective unless the same shall be in writing and signed by each Guaranteed Party and the Guarantor, and no waiver of any provision of this Agreement nor any consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the party against whom enforcement of such waiver, consent or departure is sought, and then such waiver, consent or departure shall be effective only in the specific instance and for the specific purpose for which such waiver or consent is given.

          SECTION 12.  No Waiver; Remedies.  No failure on the part of any
                       -------------------
Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise
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thereof or the exercise of any other right. This Agreement may be enforced by each Guaranteed Party from time to time as often as the occasion therefor may arise and without any requirement on the part of any Guaranteed Party first to exercise any rights against the Obligor or against any other Person or to exhaust any remedies available to any Guaranteed Party against the Obligor or against any other Person or to resort to any other source or means of obtaining payment or enforcing performance of the Obligations of any of them. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.

          SECTION 13.  Continuing Guarantee; Term of Agreement.  Subject to the
                       ---------------------------------------
provisions of Section 4, this Agreement shall terminate, if at all, only upon the full, effective and irrevocable payment, performance, discharge and satisfaction of each and all of the Obligations and the full, effective and irrevocable performance by the Guarantor of each and all of its covenants, agreements, duties and obligations under this Agreement.

          SECTION 14.  Governing Law.  This Agreement shall be governed by and
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construed in accordance with the substantive laws of the State of New York
(other than its rules of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby).

          SECTION 15.  Specific Performance.  If and to the extent that any
                       --------------------
Guaranteed Party would be entitled to specific performance or other equitable relief by or against the Obligor with respect to any Obligation, such Guaranteed Party shall be entitled to specific performance or such other equitable relief by or against the Guarantor with respect to such Obligation.

          SECTION 16.  Entire Agreement; Assignment.  This Agreement constitutes
                       ----------------------------
the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof. Neither the Guarantor nor any Guaranteed Party may assign its rights hereunder or delegate any of its covenants, agreements, duties or obligations hereunder without the prior written consent of the other party, and any such purported assignment or purported delegation shall be null and void. Notwithstanding the foregoing, this Agreement may be assigned, in whole but not in part, to any Person who acquires all or substantially all the assets of a party
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(whether by asset transfer, stock transfer, merger, spin-off or other business combination or transaction or series of transactions) so long as such assignee assumes in writing all of the assignor's obligations under this Agreement; provided, that the assignor shall remain liable for such obligations unless such
--------
assignee (or any guarantor of such assignee's obligations under such assumption) is, at the time of such assignment and after giving effect to the transactions to be consummated in connection with such assignment, at least as creditworthy as the assignor was immediately prior to the assignment, and such assignee agrees in writing that the other parties hereto shall be third party beneficiaries of such assumption, in which case the assignor shall be released in writing by the other parties hereto from such assumed obligations. All covenants, agreements, duties, obligations, rights, remedies, powers, privileges and preferences of each party to this Agreement shall be binding upon and inure to the benefit of each party's permitted successors and assigns.

          SECTION 17.  Severability.  If any term or provision of this Agreement
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or the application thereof to any party or set of circumstances shall, in any jurisdiction and to any extent, be finally held to be invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties hereto shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision and puts each party hereto in a position as nearly comparable as possible to the position such party would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

          SECTION 18.  Counterparts.  This Agreement may be executed in one or
                       ------------
more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          SECTION 19.  Headings.  The headings of this Agreement are for
                       --------
convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

          SECTION 20.  No Third Party Rights.  Nothing in this Agreement,
                       ---------------------
expressed or implied, shall or is intended to confer upon any Person other than the parties hereto or
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their respective permitted successors or assigns, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.


          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                         U S WEST MEDIA GROUP, INC.,

                           by
                              /s/ Douglas D. Holmes
                              ----------------------------
                              Name:  Douglas D. Holmes
                              Title: Executive Vice President
                                     Finance and Strategy


                         TCI SATELLITE ENTERTAINMENT, INC.,

                           by
                              /s/ Kenneth G. Carroll
                              ----------------------------
                              Name:  Kenneth G. Carroll
                              Title: Senior Vice President/CFO


                         PRIMESTAR, INC.,

                           by
                              /s/ Kenneth G. Carroll
                              ----------------------------
                              Name:  Kenneth G. Carroll
                              Title: President


                         TIME WARNER ENTERTAINMENT COMPANY,
                         L.P.,

                           by  AMERICAN TELEVISION AND
                               COMMUNICATIONS CORPORATION,
                               a general partner,

                               by
                                 /s/ David E. O'Hayre
                                 -------------------------
                                 Name:  David E. O'Hayre
                                 Title: Vice President
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                                                                              11


                         ADVANCE/NEWHOUSE PARTNERSHIP,

                           by  ADVANCE COMMUNICATION CORP.,
                               as general partner

                               by
                                 /s/ Robert Miron
                                 -------------------------
                                 Name:  Robert Miron
                                 Title: President


                         COMCAST CORPORATION,

                         by
                           /s/ Jack Markell
                           -------------------------------
                           Name:  Jack Markell
                           Title: Vice President


                         COX COMMUNICATIONS, INC.,

                         by
                           /s/ Ajit Dalvi
                           -------------------------------
                           Name:  Ajit Dalvi
                           Title: Senior Vice President


                         GE AMERICAN COMMUNICATIONS, INC.,

                         by
                           /s/ John F. Connelly
                           -------------------------------
                           Name:  John F. Connelly
                           Title: Chairman and CEO